Exhibit 99.1

For more information, contact:

Jonathon Singer

Chief Financial & Administrative Officer

jsinger@rtix.com

Roxane Wergin

Director, Corporate Communications

rwergin@rtix.com

Phone (386) 418-8888

RTI Surgical® Announces 2017 Third Quarter Results

Company achieves financial commitments and confirms full year expectations

ALACHUA, Fla. (November 2, 2017) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the third quarter, ended September 30, 2017.

RTI generated $66.7 million in revenue, driven by growth in the company’s spine, commercial and international businesses. Earnings for the third quarter totaled $16.5 million, which includes a $34.1 million gain from the sale of RTI’s Cardiothoracic closure business, which was announced on August 3, 2017.

“We believe our focus to reduce complexity, drive operational excellence and accelerate growth continued to support solid financial and operational progress during the most recent quarter,” said Camille Farhat, chief executive officer, RTI. “We delivered on our financial commitments while mobilizing across our organization to mitigate the impact of the recent hurricanes, which disrupted end-user demand across many of our markets and necessitated the closure of our Florida operations for several days.”

RTI estimates a permanent loss in excess of $1.2 million of product revenue during the quarter, due to the cancellation of procedures in regions impacted by the storms. The lost revenue in conjunction with facility closure cost impacted net income by approximately $0.5 million during the quarter. “RTI’s operating team’s response was outstanding,” Farhat said. “Stellar planning and collaboration across the organization minimized the disruption and ensured we could quickly resume operations and support our customers.”

During the quarter, three highly experienced executives were added to the leadership team: Jonathon Singer as chief financial & administrative officer, Olivier Visa as head of OEM, Donor Services and Sports franchises, and Julius Aviza as leader of the quality assurance function.

“Each has a long resume of success and, we believe, will play a key role in driving the execution of our strategic objectives. Our entire leadership team has quickly aligned around accelerating initiatives to reduce complexity and drive operational excellence toward those areas that we believe will have the greatest impact on earnings growth and cash generation over the next 12-18 months,” Farhat commented. “With my confidence that our leadership team is driving these initiatives, we will expand our effort to find new and better ways to serve our customers by enhancing our product portfolio and evaluating and pursuing strategic growth opportunities intended to capitalize on our strengths and enable us to take market leadership positions.”

Third Quarter 2017

RTI’s revenues for the third quarter of 2017 were $66.7 million, a slight increase from the prior year quarter revenues of $66.5 million. Third quarter revenues were driven by growth in spine, commercial and international, partially offset by a $1.6 million reduction from the sale of substantially all the assets of the Cardiothoracic closure business. In addition, RTI estimates that the impact of domestic hurricanes during the quarter reduced revenue by approximately $1.2 million due to cancellation of procedures. Gross profit for the third quarter of 2017 was $33.5 million, or 50.3% of revenue, compared to $34.3 million, or 51.5% of revenue in the third quarter of 2016. Gross margin was impacted adversely by approximately $0.9 million in the third quarter of 2017 due to the loss of revenue and the closure of RTI’s Florida facilities due to hurricanes during the period, and by $1.3 million due to the sale of the Cardiothoracic closure business.

During the third quarter of 2017, RTI completed the sale of substantially all the assets related to its Cardiothoracic closure business for total consideration of $54 million, plus an additional $6 million in contingent cash consideration. In conjunction with the sale of the Cardiothoracic closure business, the company recognized a gain of $34.1 million, or $18.2 million after-tax.

During the third quarter of 2017, RTI incurred $2.8 million in severance charges predominantly to support executive leadership transition and our efforts to enhance our strategic focus to reduce complexity and drive operational excellence.

Net income applicable to common shares was $16.5 million, or $0.23 per fully diluted common share in the third quarter of 2017, compared to a net loss applicable to common shares of $4.5 million, or $0.08 per fully diluted common share in the third quarter of 2016. As outlined in the reconciliation tables that follow, excluding the impact of the Cardiothoracic closure sale gain and severance charges in the third quarter of 2017, adjusted net income applicable to common shares was $0.4 million, or $0.01 per fully diluted common share in the third quarter of 2017.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $8.1 million was comparable to the third quarter of 2016.

Fiscal 2017 Outlook

RTI has developed its guidance based on the company’s ongoing restructuring and operational improvement program, its current business profile and existing market conditions.

Within this context, based on third quarter 2017 results and the transition of the Cardiothoracic closure business from a direct business to a commercial business due to the sale, RTI continues to expect full year revenues for 2017 to be between $274 million and $280 million. Due primarily to the third quarter impact of the hurricanes, RTI has narrowed the guidance range for adjusted full year net income per fully diluted common share to be between $0.05 and $0.07 based on 61 million fully diluted shares outstanding when adjusted for non-recurring activity as detailed in the reconciliation provided below.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss its third quarter 2017 results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$66,688	$66,547	$208,747	$201,518
Costs of processing and distribution	33,177	32,273	102,494	97,270

Gross profit	33,511	34,274	106,253	104,248

Expenses:
Marketing, general and administrative	27,678	28,724	86,845	84,678
Research and development	2,801	3,789	10,229	12,034
Severance charges	2,820	328	10,623	1,039
Restructuring charges	—	—	—	1,107
Strategic review costs	—	650	—	650
CEO Retirement and transition costs	—	4,107	—	4,107
Contested proxy expenses	—	—	—	2,680
Gain on cardiothoracic closure business divestiture	(34,090)	—	(34,090)	—

Total operating expenses	(791)	37,598	73,607	106,295

Operating income (loss)	34,302	(3,324)	32,646	(2,047)

Total other expense - net	(681)	(374)	(2,470)	(1,112)

Income (loss) before income tax (provision) benefit	33,621	(3,698)	30,176	(3,159)
Income tax (provision) benefit	(16,135)	92	(16,251)	(338)

Net Income (loss)	17,486	(3,606)	13,925	(3,497)

Convertible preferred dividend	(938)	(883)	(2,772)	(2,611)

Net income (loss) applicable to common shares	$16,548	$(4,489)	$11,153	$(6,108)

Net income (loss) per common share - basic	$0.28	$(0.08)	$0.19	$(0.10)

Net income (loss) per common share - diluted	$0.23	$(0.08)	$0.19	$(0.10)

Weighted average shares outstanding - basic	59,704,533	58,353,110	59,045,372	58,173,580

Weighted average shares outstanding - diluted	75,188,161	58,353,110	59,954,964	58,173,580

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$16,548	$(4,489)	$11,153	$(6,108)
Interest expense, net	741	307	2,475	1,053
Provision (benefit) for income taxes	16,135	(92)	16,251	338
Depreciation	2,623	3,459	7,947	10,295
Amortization of intangible assets	952	934	2,757	2,792

EBITDA	36,999	119	40,583	8,370
Reconciling items for Adjusted EBITDA
Preferred dividend	938	883	2,772	2,611
Non-cash stock based compensation	2,305	1,975	4,113	3,075
Foreign exchange (gain) loss	(60)	67	(5)	59
Other reconciling items(1)
Severance charges excluding stock based compensation	2,000	328	9,470	1,039
Restructuring charges	—	—	—	1,107
Strategic review costs	—	650	—	650
CEO Retirement and transition costs	—	4,107	—	4,107
Contested proxy expenses	—	—	—	2,680
Gain on cardiothoracic closure business divestiture	(34,090)	—	(34,090)	—

Adjusted EBITDA	$8,092	$8,129	$22,843	$23,698

Adjusted EBITDA as a percent of revenues	12%	12%	11%	12%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	September 30, 2017		September 30, 2016
	Net		Net
	Income	Amount	Income	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$16,548	$0.23	$(4,489)	$(0.08)
Severance charges	2,820	0.04	328	0.01
Strategic review costs	—	—	650	0.01
CEO Retirement and transition costs	—	—	4,107	0.07
European net operating loss valuation reserve	—	—	1,224	0.02
Gain on cardiothoracic closure business divestiture	(34,090)	(0.45)	—	—
Tax effect on adjustments	15,159	0.20	(1,773)	(0.03)

Adjusted *	$437	$0.01	$47	$0.00

	For the Nine Months Ended
	September 30, 2017		September 30, 2016
	Net		Net
	Income	Amount	Income	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$11,153	$0.19	$(6,108)	$(0.10)
Severance charges	10,623	0.18	1,039	0.02
Restructuring charges	—	—	1,107	0.02
Strategic review costs	—	—	650	0.01
CEO Retirement and transition costs	—	—	4,107	0.07
Contested proxy expenses	—	—	2,680	0.05
European net operating loss valuation reserve	—	—	1,224	0.02
Gain on cardiothoracic closure business divestiture	(34,090)	(0.57)	—	—
Tax effect on adjustments	13,855	0.23	(3,128)	(0.05)

Adjusted *	$1,541	$0.03	$1,571	$0.03

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Fiscal 2017 Outlook

Full year net income per fully diluted common share is expected to be in the range of $0.21 to $0.23, based on 61 million fully diluted shares outstanding. Excluding severance charges and the gain from the sale of the Company’s Cardiothoracic closure business taken in 2017, full year net income per fully diluted common share is expected to be in the range of $0.05 to $0.07.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Income Per Common Share - Diluted to

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted

(Unaudited)

Twelve Months Ended
December 31, 2017
$ Amount
Per Common
Share - Diluted
GAAP Guidance Net Income Per Common Share - Diluted	$0.21 - 0.23
Severance charges, net of tax effect	0.14
Gain on Cardiothoracic closure business divestiture, net of tax effect	(0.30)

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted	$0.05 - 0.07

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted. The calculation of the tax effect on the adjustments between GAAP net (loss) income applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net (loss) income applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three and nine month periods ended September 30, 2017 and 2016 as well as the reason for excluding the individual items:

Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Restructuring charges – This adjustment represents the closure of our French distribution and tissue procurement office. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Strategic review costs – This adjustment represents charges relating to a comprehensive strategic review of the Company’s business lines and operations intended to leverage the Company’s expertise, technology and products and identify opportunities to increase stockholder value. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

CEO Retirement and transition costs – This adjustment represents charges relating to the retirement of our former Chief Executive Officer, and the resulting financial impact of such resignation under the Executive Transition Agreement dated August 29, 2012 and Executive Separation Agreement dated August 15, 2016. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Contested proxy expenses – This adjustment represents charges relating to contested proxy expenses. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Gain on Cardiothoracic closure business divestiture – This adjustment represents the gain relating to the sale of substantially all the assets of our Cardiothoracic closure business to A&E. Management removes the amount of this gain from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Spine	$18,131	$17,775	$57,888	$52,514
Sports medicine and orthopedics	11,286	11,874	37,179	36,956
Surgical specialties	1,437	1,168	4,673	2,985
Cardiothoracic	1,340	2,893	8,164	8,332
International	5,077	4,352	16,739	15,532

Subtotal direct	37,271	38,062	124,643	116,319
Global commercial	26,807	25,297	76,225	75,396
Other revenues	2,610	3,188	7,879	9,803

Total revenues	$66,688	$66,547	$208,747	$201,518

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$17,744	$13,849
Accounts receivable - net	36,188	41,488
Inventories - net	114,568	119,743
Prepaid and other current assets	9,806	5,213
Assets held for sale	1,750	—

Total current assets	180,056	180,293

Property, plant and equipment - net	82,794	83,298
Goodwill	46,242	54,887
Other assets - net	44,190	49,553

Total assets	$353,282	$368,031

Liabilities and Stockholders’ Equity
Accounts payable	$24,445	$26,112
Accrued expenses and other current liabilities	25,275	26,772
Current portion of long-term obligations	4,268	6,080

Total current liabilities	53,988	58,964

Deferred revenue	4,959	6,612
Long-term liabilities	47,787	77,523

Total liabilities	106,734	143,099
Preferred stock, including accrued dividends	62,925	60,016

Stockholders’ equity:
Common stock and additional paid-in capital	419,505	416,570
Accumulated other comprehensive loss	(6,469)	(8,316)
Accumulated deficit	(229,413)	(243,338)

Total stockholders’ equity	183,623	164,916

Total liabilities and stockholders’ equity	$353,282	$368,031

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$17,486	$(3,606)	$13,925	$(3,497)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,575	4,393	10,704	13,087
Stock-based compensation	2,203	1,975	4,011	3,075
Amortization of deferred revenue	(1,141)	(1,216)	(3,601)	(3,650)
Gain on cardiothoracic closure business divestiture	(34,090)	—	(34,090)	—
Other items to reconcile to net cash provided by operating activities	(1,504)	(4,721)	6,193	1,019

Net cash (used in) provided by operating activities	(13,471)	(3,175)	(2,858)	10,034

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,198)	(3,371)	(10,358)	(12,774)
Patent and acquired intangible asset costs	(279)	(804)	(2,124)	(2,195)
Cardiothoracic closure business divestiture	51,000	—	51,000	—

Net cash provided by (used in) investing activities	47,523	(4,175)	38,518	(14,969)

Cash flows from financing activities:
Proceeds from long-term obligations	2,000	8,000	6,000	15,000
Net payments from short-term obligations	—	(662)	—	(1,511)
Payments on long-term obligations	(32,000)	(1,125)	(39,375)	(9,424)
Other financing activities	(18)	—	1,415	(94)

Net cash (used in) provided by financing activities	(30,018)	6,213	(31,960)	3,971

Effect of exchange rate changes on cash and cash equivalents	35	7	195	(26)

Net increase (decrease) in cash and cash equivalents	4,069	(1,130)	3,895	(990)
Cash and cash equivalents, beginning of period	13,675	12,754	13,849	12,614

Cash and cash equivalents, end of period	$17,744	$11,624	$17,744	$11,624